Execution Copy

SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (this    “Amendment”),

dated as of October 30, 2015, is made among T2 Biosystems, Inc., a Delaware corporation (the “Borrower”), Solar Capital Ltd., a Maryland corporation, in its capacity as collateral agent (in such capacity, “Collateral Agent”) and  as a lender, and Comerica Bank (each a “Lender” and, collectively, the “Lenders”).

The Borrower, the Lenders and the Collateral Agent are parties to a Loan and Security Agreement dated as of July 11, 2014, as amended by the First Amendment to Loan and Security Agreement dated May 27, 2015 (the “Loan and Security Agreement”).  The Borrower has requested that the Lenders agree to certain amendments to  the Loan and Security Agreement. The Lenders have agreed to such request, subject to the terms and conditions hereof.

Accordingly, the parties hereto agree as follows:

SECTION 1        Definitions; Interpretation.

(a) Terms Defined in Loan and Security Agreement. All capitalized terms used in  this  Amendment (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Loan and Security Agreement.

(b) Interpretation. The rules of interpretation set forth in Section 1.1 of the Loan and Security Agreement shall be applicable to this Amendment and are incorporated herein by this reference.

SECTION 2 Amendments to the Loan and Security Agreement. The Loan and Security Agreement shall be amended as follows, effective as of the date of satisfaction of the conditions set forth in Section 4 (such date being the “Amendment Effective Date”):

(a) Definition of “Permitted Indebtedness”.

(i) The definition of “Permitted Indebtedness” in Section 1.3 of the Loan and Security Agreement is hereby amended as follows:

(1) In clause (e), “Five Hundred Thousand Dollars ($500,000.00)” is deleted and replaced with “Two Million Dollars ($2,000,000.00)”;

(2) In clause (f), “Ten Million Dollars ($10,000,000.00)” is deleted and replaced with “Eight Million, Five Hundred Thousand Dollars ($8,500,000.00)”; and

(3)	the following sentence is inserted at the end of the definition:

(ii) “The aggregate amounts permitted under subclauses (e) and (f) above shall be reduced, without duplication, by the aggregate purchase price received in connection with any sale leaseback transactions not prohibited by Section 7.13 then in existence. The Borrower shall elect how such reductions will be allocated between the limits on subclause (e) and subclause (f).”

(b) Dispositions. Section 7.1 of the Loan and Security Agreement shall be amended by deleting the word “or” prior to clause (d) and adding a new clause (e) at the end thereof as follows:

“; or (e) sales of equipment and other personal property in connection with sale leaseback transactions to the extent not prohibited by Section 7.13.”

(c)	Sale Leaseback Transactions. The following new negative covenant is added as Section 7.13:

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“Sale Leaseback Transactions. Enter into sale leaseback transactions in an aggregate amount greater than Ten Million Thousand Dollars ($10,000,000.00), provided that this aggregate amount shall be reduced, without duplication, by (i) any capitalized lease obligations and purchase money Indebtedness under subclause (e) of the “Permitted Indebtedness” definition, and (ii) any Indebtedness secured by a Lien on specific equipment under subclause (f) of the “Permitted Indebtedness” definition.”

(d) References Within Loan and Security Agreement. Each reference in the Loan and Security Agreement to “this Agreement” and the words “hereof,” “herein,” “hereunder,” or words of like import, shall mean and be a reference to the Loan and Security Agreement as amended by this Amendment.

SECTION 3    Lender Directions to Collateral Agent. The Lenders hereby (a) direct the Collateral Agent to    enter into the Agreement Regarding Equipment and Leases among the Collateral Agent, the Borrower and Essex Capital Corporation, a California corporation (“Essex”), in substantially the form attached as Exhibit A hereto,   and

(b)

agree that the certain Master Lease Agreement dated on or about the date hereof between Essex and the Borrower and the documents related thereto are permitted under the Loan and Security Agreement; provided that the consent in this Section 3(b) is not an exclusion from the limitation in or meant to be an addition to the provisions of Section 7.13 of the Loan and Security Agreement.

SECTION 4      Conditions of Effectiveness.  The effectiveness of Section 2 of this Amendment shall be subject   to the satisfaction of each of the following conditions precedent:

(a) Fees and Expenses. The Borrower shall have paid (i) all invoiced costs and expenses then due in accordance with Section 6(d), and (ii) all other fees, costs and expenses due and payable as of the Amendment Effective Date under or in connection with this Amendment and the Loan and Security Agreement.

(b) This Amendment. The Collateral Agent shall have received this Amendment, executed by the Lenders and the Borrower.

(c) Representations and Warranties; No Default. On the Amendment Effective Date, after giving effect to the amendment of the Loan and Security Agreement contemplated hereby:

(i) The representations and warranties contained in Section 5 shall be true and correct on and as of the Amendment Effective Date as though made on and as of such date; and

(ii) There exists no Events of Default or events that with the passage of time would result in an Event of Default.

SECTION 5 Representations and Warranties. To induce the Lenders to enter into this Amendment,  the  Borrower hereby confirms, as of the date hereof, that the representations and warranties made by it in Section 5 of the Loan and Security Agreement and in the other Loan Documents are true and correct in all material respects; provided,  however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof. For the purposes of this Section 5, (i) each reference in Section 5 of the Loan and Security Agreement to “this Agreement,” and the words “hereof,” “herein,” “hereunder,” or words of like import in such Section, shall mean and be a reference to the Loan and Security Agreement as amended by this Amendment, and (ii) any representations and warranties which relate solely to an earlier date shall not be deemed confirmed and restated as of the date hereof (provided that such representations and warranties shall be true, correct and complete as of such earlier date).

SECTION 6       Miscellaneous.

(a) Loan Documents Otherwise Not Affected. Except as expressly amended pursuant hereto, the Loan and Security Agreement and the other Loan Documents shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects. The Lenders’ and the Collateral Agent’s execution and delivery of, or acceptance of, this Amendment shall not be deemed to create a course of dealing or otherwise create any

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express or implied duty by any of them to provide any other or further amendments, consents or waivers in the future.

(b) Conditions. For purposes of determining compliance with the conditions specified in Section 4, each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Collateral Agent shall have received notice from such Lender prior to the Amendment Effective Date specifying its objection thereto.

(c) No Reliance. The Borrower hereby acknowledges and confirms to the Collateral Agent and the Lenders that the Borrower is executing this Amendment on the basis of its own investigation and for its own reasons without reliance upon any agreement, representation, understanding or communication by or on behalf of any other Person.

(d) Costs and Expenses. The Borrower agrees to pay to the Collateral Agent on demand the reasonable out-of-pocket costs and expenses of the Collateral Agent and the Lenders party hereto, and the  reasonable fees and disbursements of counsel to the Collateral Agent and the Lenders party hereto (including allocated costs of internal counsel), in connection with the negotiation, preparation, execution and delivery of this Amendment and any other documents to be delivered in connection herewith.

(e) Binding Effect. This Amendment binds and is for the benefit of the successors and permitted assigns of each party.

(f) Governing Law.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, REGARDLESS OF THE LOCATION OF THE COLLATERAL.

(g) Complete Agreement; Amendments. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements with respect to such subject matter. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Agreement and the Loan Documents.

(h) Severability of Provisions. Each provision of this Amendment is severable from every other provision in determining the enforceability of any provision.

(i) Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement.

(j) Loan Documents. This Amendment and the other documents related hereto shall constitute Loan Documents.

[Balance of Page Intentionally Left Blank; Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment, as of the date first above written.

BORROWER:

T2 BIOSYSTEMS, INC.
as Borrower

By: /s/ Maurice Castonguay___________________________________________________________________________________________________

Title: Chief Financial Officer

COLLATERAL AGENT AND LENDERS:

SOLAR CAPITAL LTD.,
as Collateral Agent and a Lender

By: /s/ Anthony Storino_______________________________________________________________________________________________________

Name: Anthony Storino _______________________________________________________________________________________________________

Title: Authorized Signatory

COMERICA BANK,
as a Lender

By /s/ Garth Gorrall___________________________________________________________________________________________________________

Name: Garth Gorrall_________________________________________________________________________________________________________

Title:  SVP

Second Amendment to Loan and Security Agreement

Exhibit A – Agreement regarding Equipment and Leases

Exhibit A